UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Genitope Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0436313

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

525 Penobscot Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement and Number to which the form relates: 333-107719

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

1.

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 84 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-107719, as amended, initially filed with the Securities and Exchange Commission on August 6, 2003 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Document

3.1*	Amended and Restated Certificate of Incorporation to be effective upon completion of the registrant’s initial public offering.

3.2*	Amended and Restated Bylaws to be effective upon completion of the registrant’s initial public offering.

4.2*	Specimen stock certificate.

4.3*	Investor Rights Agreement, dated August 29, 2003, by and among the Registrant and certain investors named therein.

4.4*	Warrant, dated July 19, 1999, between the Registrant and Silicon Valley Bank.

4.5*	Series F Warrant, dated August 29, 2003, between the Registrant and Stanford C. Finney.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

2.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation (Registrant)

Date: October 16, 2003	By:	/s/ Dan W. Denney Jr.

Dan W. Denney Jr., Ph.D.
Chairman and Chief Executive Officer

3.